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                                                                 EXHIBIT 16.1


                         [TERRENCE J. DUNNE LETTERHEAD]




January 21, 1998




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

I have read the statements made by PAN Environmental Corporation, which I understand will be filed with the Commission pursuant to Part II, Item 8 of Form 10-KSB as part of the company's Form 10-KSB for the fiscal years ended December 31, 1994, 1995, 1996 and 1997, and in the subsequent reports under the Securities and Exchange Act of 1934, as amended. I agree with the statement concerning my firm in the Form 10-KSB.

Sincerely,

/s/  TERRENCE J. DUNNE
---------------------------
Terrence J. Dunne
Certified Public Accountant